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Exhibit 10.25

AMENDMENT NO. 1 TO COMMON STOCK PURCHASE WARRANT

        This Amendment No. 1 to Common Stock Purchase Warrant is made and entered into as of the 30th day of December, 2005, by and among Digital Generation Systems, Inc., a Delaware corporation (the "Corporation"), and Scott K. Ginsburg ("Ginsburg").

        WHEREAS, StarGuide Digital Networks, Inc., a Nevada corporation ("StarGuide"), and Ginsburg entered into a Common Stock Purchase Warrant, dated on or about March 2000 (the "Original Warrant");

        WHEREAS, StarGuide merged with a wholly owned subsidiary of the Corporation and thereby became a wholly owned subsidiary of the Corporation in January 2001 and the Original Warrant became exercisable for 3,899,700 shares of common stock, $0.001 par value, of the Corporation, at an exercise price of $1.44 per share;

        WHEREAS, on or about August 2003 Ginsburg assigned the right to purchase 86,660 shares of common stock of the Corporation to Omar Choucair and 303,310 shares of common stock of the Corporation to Matt Devine and a new Common Stock Purchase Warrant was issued to Ginsburg for 3,509,730 shares of common stock of the Corporation (the "Warrant"); and

        WHEREAS, the Warrant was amended on or about June 24, 2004 pursuant to resolutions adopted by the unanimous written consent of the board of directors of the Corporation; and

        WHEREAS, the Corporation and Ginsburg wish to further amend the terms of the Warrant as described herein;

        NOW, THEREFORE, in consideration of the mutual promises, benefits and covenants herein contained, the Corporation and Ginsburg hereby agree as follows:

        1.     Unless otherwise defined, all capitalized terms used herein shall have the meaning ascribed to them in the Warrant. All references to Section herein shall be to Sections of the Warrant.

        2.     The entirety of Section 2 in the Warrant shall read as follows:

          "2.   Purchase Price, Number of Shares.    At any time after the date hereof but before the expiration hereof, the registered holder of this Warrant (the "Holder"), shall be entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the office of the Company, to purchase up to 3,509,730 shares of common stock, $0.001 par value, of the Company (the "Common Stock"), at an exercise price (the "Purchase Price") equal to $1.00 per share."

        3.     The first sentence of Section 7 in the Warrant shall read as follows:

    "This Warrant shall expire and be void at the earlier of (i) the close of business on December 31, 2010 or (ii) the closing of an offering of shares of the Company's capital stock to the public at any time after the date of this Warrant pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, as amended."

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Common Stock Purchase Warrant as of the date first above written.

DIGITAL GENERATION SYSTEMS, INC.
By:	/s/ ANTHONY J. LEVECCHIO

Name:	Anthony J. LeVecchio

Title:	Audit Committee Chairman

GINSBURG:
/s/ SCOTT K. GINSBURG Scott K. Ginsburg, Individually

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  Exhibit 10.25
AMENDMENT NO. 1 TO COMMON STOCK PURCHASE WARRANT